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                                OPTION AGREEMENT

This Option Agreement (the "Agreement") is made and entered into as of the 16th day of March, 1998, by and between Steven Smith (collectively, the "Optionor"), residing at 5 Lawson Lane, Great Neck, New York, and Saratoga Beverage Group, Inc., a Delaware company whose principal executive offices are located at 11 Geyser Road, Saratoga Springs, New York (the "Optionee").


W I T N E S S E T H :

WHEREAS, the Optionor is the beneficial owner of 1,361,248 shares of common stock, par value $0.01 per share (the "Common Stock"), of The Fresh Juice Company, Inc., a Delaware corporation (the "Company"), representing approximately 21% of the issued and outstanding shares of Common Stock of the Company (based on 6,467,731 shares of Common Stock issued and outstanding as of February 26, 1998); and

WHEREAS, the Optionor desires to grant to the Optionee options (the "Option") to purchase 825,000 shares (the "Shares") of Common Stock of the Company, for the price, on the terms and subject to the conditions set forth in this Agreement.

I. NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration (including One Dollar ($1.00) in cash), the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

II.  Grant of Options; Exercise Price; Term of Options.

         (a) Grant of Options. The Optionor hereby grants to the Optionee the option to purchase 825,000 Shares, representing 12.8% of the issued and outstanding shares of Common Stock (based on 6,467,731 shares of Common Stock issued and outstanding as of February 26,
              1998), pursuant to the Option. Exercise Price.

         (b) The price at which the Optionee shall have the right to purchase the Shares from the Optionor under this Agreement is Three Dollars ($3.00) per Share, subject to adjustment as provided in Paragraph 4 below.

         (c) In the event that the Optionee has exercised the Option, the Optionor shall be entitled to the Upside Rights (as hereinafter defined) in the event that the Company consummates a Business Combination or executes a written agreement, instrument, letter of intent, or understanding within one (1) year from the date of this agreement and consummates the Business Combination under the terms set forth in such written agreement, instrument, letter of intent, or understanding, or with a third party within one hundred twenty
              (120) days after the exercise by the Optionee of the Option. For purposes of this Agreement, "Upside Rights" shall mean that (A), the right of the Optionee to purchase the Shares underlying the Option at a price equal to the sum of (1) Three Dollars ($3.00), and (2) Fifty Percent (50%) of the purchase price per Share in such Business Combination in excess of Three Dollars ($3.00); or
              (B) the right of the Optionor to a payment from the Optionee in an amount equal to Fifty Percent (50%) of the purchase price per Share paid to the Optionee in such Business Combination in excess of Three Dollars ($3.00).


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     (2) Term of Option. The Option shall be exercisable during the period from
         (i) the earlier to occur of (x) April 1, 1998 or (y) the waiver by parties to the Company's shareholder's agreement of any and all restrictions imposed by such agreement on the ability of the Optionor to sell the Shares to the Optionee or other third party (the earlier of (x) or (y) is hereby referred to as the "Initial Exercise Date") through (ii) April 30, 1998; provided, however, that, in the event that prior to April 30, 1998 the Optionee and the Company execute a written agreement, instrument, letter of intent, or understanding in which the Company agrees to enter into a Business Combination with the Optionee or an affiliate or subsidiary of the Optionee, the Option shall be exercisable during the period from the Initial Exercise Date through the earliest to occur of (A) the consummation of such Business Combination, (B) the termination of all agreements relating to such Business Combination or (C) October 31, 1998.

     (3) Term of Agreement. Except as expressly set forth in this Agreement, this Agreement shall terminate upon the earliest to occur of (i) the exercise of the Option, (ii) the termination of the period for exercisability of the Option and (iii) such date as may be mutually agreed by the Optionee and the Optionor.

III. Representations and Warranties of the Optionor. The Optionor represents and warrants to the Optionee as follows:


     (1) Ownership of Shares. The Optionor owns 1,361,248 shares of Common Stock (the "Owned Shares"), free and clear of any pledge, lien, security interest, mortgage, charge, adverse claim of ownership or use, or other encumbrance of any kind (each, an "Encumbrance"). No other person has any right or option to acquire, or any direct or indirect interest in, or any right or claim against, any of the Owned Shares as of the date hereof. Prior to the termination of this Agreement, except in accordance with the terms of this Agreement, the Optionor shall not sell or agree to sell the 825,000 Owned Shares underlying this option, during such time as this Agreement is in effect, or any direct or indirect interest in, or any right or claim against any of the Owned Shares owned by the Optionor as of the date hereof.

     (2) Authority. This Agreement has been duly executed and delivered by the Optionor and, assuming due authorization, execution and delivery of this Agreement by the Optionee, this Agreement constitutes the legal, valid and binding obligation of the Optionor enforceable against the Optionor in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights to indemnification.

     (3) Consents; Compliance. The execution and delivery of this Agreement by the Optionor do not, and the performance of this Agreement by


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         the Optionor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except filing with the Securities and Exchange Commission, where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Optionor from performing any of their material obligations under this Agreement. The execution, delivery and performance of this Agreement by the Optionor do not (i) conflict with or violate the charter or by-laws of the Company, or (ii) except as would not prevent the Optionor from performing any of their material obligations under this Agreement, (A) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Optionor, or (B) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Optionor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Optionor is a party or by which any of such assets or properties is bound.

     (4) Absence of Litigation. No claim, action, proceeding or investigation is pending, or to the best knowledge of the Optionor, threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict the Optionor's ability to consummate the transactions contemplated hereby.

                  No Brokers. The Optionor has not entered into any contract, arrangement or understanding with any individual, corporation, partnership, joint venture, person, trust, estate, association or other entity (each, a "Person") which could result in the obligation of any Person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement.

I. Representations and Warranties of the Optionee. The Optionee represents and warrants to the Optionor as follows:

     (1) Authority. The Optionee has all necessary corporate power and authority to enter into this Agreement, to carry out the Optionee's obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The Optionee has taken all necessary action to authorize the execution, delivery and performance by the Optionee of this Agreement and all other documents or instruments required to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Optionee and, assuming due authorization, execution and delivery by the Optionor, this Agreement constitutes a legal, valid and binding obligation of the Optionee enforceable against the Optionee in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally, subject, as to


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         enforceability, to the effect of general principles of equity
         (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

     (2) Consents and Approvals; No Conflict. The execution and delivery of this Agreement do not, and the performance of this Agreement by the Optionee will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Optionee from performing any of its material obligations under this Agreement. The execution, delivery and performance of this Agreement by the Optionee do not, except as would not have a material adverse effect on the ability of the Optionee to consummate the transactions contemplated by this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Optionee.

     (3) Absence of Litigation. No claim, action, proceeding or investigation is pending, or to the best knowledge of the Optionee, threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict the Optionee's ability to consummate the transactions contemplated hereby.

     (4) Ownership of Shares. As of the date hereof, the Optionee and its directors collectively beneficially own less than 25,000 Shares.

     (5) No Other Representations. Except as set forth in this Agreement, the Optionee is not making any representation, warranty, covenant or agreement, oral or written, with respect to the matters contained herein and therein.

     (6) No Brokers. The Optionee has not entered into any contract, arrangement or understanding with any Person which could result in the obligation of any Person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement.

II. Adjustments. In the event that the Board of Directors of the Company or a committee thereof shall determine that the outstanding shares of Common Stock are affected by any (i) subdivision or consolidation of shares, (ii) dividend or other distribution (whether in the form of cash, shares, other securities, or other property) or (iii) recapitalization or other capital adjustment of the Company, such that an adjustment is determined to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available hereunder, then (x) the number and type of Shares which may be subject to the Option, (y) the number and type of Shares subject to the unexercised portion of the Option, and (z) the exercise price per Share with respect to the Option shall be automatically adjusted to prevent dilution or enlargement of the benefits or potential benefits intended to be made hereunder; provided, however, that the exercise price per Share shall not be adjusted below the par value per Share of the Common Stock.

III. Exercise of Options. The Option shall be exercised when written notice of such exercise, signed by a duly authorized officer of the Optionee, has been delivered or


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     transmitted by facsimile or registered or certified mail, to the Optionor.
     Said written notice shall be accompanied by payment of the aggregate Option price in cash. Delivery of said payment and notice shall constitute an irrevocable election to purchase the Shares specified in said notice. The person entitled to exercise the Option shall not have the right or status as a holder of the Shares to which such exercise relates (including without limitation voting rights) prior to receipt by the Optionor of such payment and notice. The options are exercisable in whole and not in part.

IV. Taxes; Expenses, and Indemnification. The Optionor shall pay all documentary and other transfer taxes, if any, due as a result of the sale of the Shares in accordance with this Agreement. Except as set forth in the first sentence of this Paragraph 6, the Optionee hereby agrees that all fees and expenses incurred by the Optionee in connection with this Agreement shall be borne by the Optionee, and the Optionor hereby agrees that all fees and expenses incurred by the Optionor shall be borne by the Optionor, in each case including without limitation all fees and expenses of such party's counsel and accountants; provided, however, that, upon presentation of invoices therefor, the Optionee shall reimburse the Optionor for the reasonable fees and expenses of Optionor's counsel incurred in connection with this Agreement, up to an aggregate of Ten Thousand Dollars ($10,000). This Paragraph 6 shall survive any termination of this Agreement.

V. The Optionee agrees to indemnify and hold harmless the Optionor against all losses, claims, damages, liabilities and expenses including reasonable costs of investigation arising out of or in connection with any third party claim asserted or commenced against the Optionor as a result of the grant of the option to the Optionee pursuant to the terms of this Agreement and the actions taken or required to be taken by the Optionee in connection therewith: provided, however, that the Optionor shall not be entitled to any indemnification hereunder for any claim which is determined by a court to have resulted from the gross negligence or willful misconduct of the Optionor; provided further, however, that the Optionor shall not be entitled to indemnification hereunder for any actions taken by the Optionor in his capacity as an Officer or Director of the Company.

VI. In addition to the foregoing indemnification, it is understood and agreed that in the event that the Optionee consummates a business combination with the Company, the Optionee shall cause the surviving corporation from the business combination to (and the surviving corporation shall) for four (4) years after the date of consummation of the business combination, indemnify and hold harmless the Optionor and Jeff Smith, in their capacity as a director, officer, employee and agent of the Company and/or any of its subsidiaries, against all losses, claims, damages, liabilities or expenses arising out of actions or omissions occurring at or prior to that date of consummation, to the extent as the Optionor is currently indemnified under Delaware Law and the charter or by-laws of the Company and its subsidiaries in effect on the date hereof.

VII. Confidentiality. The parties agree that (i) no public release or announcement (excluding for this purpose filings with the Securities and Exchange Commission or other federal or state securities agencies) concerning the transactions contemplated hereby shall be issued by any party and (ii) neither party will disclose the existence of this Agreement or the intention of such party to consummate the transactions contemplated hereby to any other party, other than the Company, without in either case the prior written consent of the other party,


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     except as required by law or applicable regulations. This Paragraph 7 shall survive any termination of this Agreement.

VIII.Headings. Section headings contained in this Agreement are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

IX. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of, this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

X. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties with respect to their subject matter and supersedes any and all prior understandings, negotiations or agreements among the parties hereto, both written and oral, with respect to such subject matter.

XI. No Third-Party Beneficiaries. This Agreement is for the sole benefit of and binding upon the parties hereto and their successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

XII. Amendment. This Agreement may be amended or modified only by an instrument in writing signed by the Optionee and the Optionor.

XIII.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same agreement.

XIV. Gender and Number. Whenever used in this Agreement, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

XV. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York and applicable federal law. The parties agree that any dispute arising in connection with this Option Agreement or the interpretation or construction hereof will be submitted to binding arbitration in the City of Albany, New York, under the Commercial Arbitration Rules of the American Arbitration Association.

XVI. IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

OPTIONOR:                                OPTIONEE:
                                         SARATOGA BEVERAGE GROUP   INC.

 /s/ Steven Smith                        By: /s/ Robin Prever
----------------------------                 --------------------------
      Steven Smith                               Robin Prever
                                         President and Chief Executive Officer


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